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                                                                    EXHIBIT 10.8

                                  AMENDMENT ONE
                                     TO THE
                    FIRST FINANCIAL EXECUTIVES' SUPPLEMENTAL
                                 RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1997)

     WHEREAS, the First Financial Executives' Supplemental Retirement Plan ("Plan") was established by First Financial Corporation ("Corporation") for the benefit of a select group of management and highly compensated employees; and

     WHEREAS, pursuant to Section 7.1 of the Plan, the Corporation has reserved the right to amend the Plan; and

     WHEREAS, the Corporation desires to amend the Plan, to provide that the supplemental benefit is determined by including in the Participant's compensation, for purposes of calculating the Supplemental Plan benefit, the amount of salary deferrals to the First Financial Executives' Deferred Compensation Plan, which are otherwise excluded from the definition of compensation under the First Financial Corporation Employees' Pension Plan;

     NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and it hereby is, amended effective as of January 1, 2000, in the following particulars:

     1. Section 3.1 of the Plan is hereby amended by deleting the first sentence and replacing it with the following:

     "A Participant, or, in the event of his death, his beneficiary, shall be entitled to benefits under the Plan if the Participant's employment with the Employer terminates and the benefits payable under the Pension Plan to the Participant or his beneficiary are reduced because of: (i) the maximum benefit limitation imposed by Code Section 415, (ii) the Code Section 401(a)(17) limitation on the amount of the Participant's compensation that may be considered for purposes of determining his benefits under the Pension Plan, or (iii) the exclusion of participant salary deferrals to the First Financial Executives' Deferred Compensation Plan from the definition of compensation used to determine benefits under the Pension Plan."

     2. Section 3.2 of the Plan is hereby amended by deleting the first sentence and replacing it with the following:

     "The total amount of benefits payable under this Plan to a Participant or, in the event of his death, to his beneficiary, shall equal the difference, if any, between the amount of

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     benefit that would have been paid under the Pension Plan if the limitations imposed by Code Section 415, Code Section 401(a)(17), the exclusion of participant deferrals to the First Financial Executives' Deferred Compensation Plan from the definition of compensation used to determine benefits under the Pension Plan, and the exclusion of Mr. Lowery from the Pension Plan during its 1996 plan year, did not apply, and the amount of benefit which is actually payable under the Pension Plan to the Participant or his beneficiary."

     All other provisions of the Plan shall remain in effect.

     As evidence of its adoption of this Amendment One, First Financial Corporation has caused this instrument to be signed by its officers thereunder duly authorized this ______ day of ______________, 2000, but effective as of January 1, 2000.

                                        FIRST FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Donald E. Smith, President

ATTEST: [SEAL]

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